UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    _________________________________________
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                        Date of Report: May 13, 2003
                       ___________________________________
                               ABCI HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

     Delaware                                                   86-0214815
(State or other jurisdiction of                               (I.R.S. Employer
incorporation  or  organization)                             Identification No.)

                              Post Office Box 1688
                         Solana Beach, California 92075
                                 (858) 523-1112
                    (Address of principal executive offices)
                ________________________________________________

                                  Mark L. Baum
                                Chairman and CEO
                              Post Office Box 1688
                         Solana Beach, California 92075
                     (Name and address of agent for service)
                                 (858) 523-1112
           (Telephone number, including area code of agent for service)


ITEM 4. Changes in Registrant's Certifying Accountant.

Effective May 5, 2003, the auditor client relationship between the Company and Matranga & Correia CPA ("Matranga") ceased.

The Company and the Board of Directors have subsequently approved of the engagement of the firm of Wong, Johnson & Associates ("Wong") of Temecula, California.

Matranga did not resign or decline to stand for reelection, but were dismissed to allow the appointment of Wong.

During the past fiscal year ending 2001, Matranga's audit opinion on the Registrant's financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was it modified as to audit scope or accounting principles. Matranga's reports did include an explanatory paragraph where they expressed substantial doubt about the Registrant's ability to continue as a going concern.

There were no disagreements with Matranga during the past two most recent fiscal years and through the date of their dismissal on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure. Additionally, there were no other reportable matters as defined in
Item 304(a)(1)(iv) of Regulation S-K (or Item 304(a)(1)(iv)(B) of Regulation S-B for small business issuers), during that period of time.

Registrant has provided Matranga with a copy of the disclosures Registrant is making in this 8-K in response to the disclosures required by Regulation S-K (or Regulation S-B for small business issuers), Item 304(a). Matranga has furnished Registrant with a letter addressed to the Commission stating its agreement and absence of any disagreement with the statements made by Registrant in response to this Item. Registrant has filed herewith Matranga's letter as Exhibit 16.1 to this Form 8-K.


ABCI Holdings, Inc.
May 13, 2003
/s/ Mark L. Baum
-------------------
Chairman & CEO